EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS




     We consent to the incorporation by reference in this Registration Statement of Magnum Hunter Resources, Inc. on Form S-3 of our report dated April 6, 1999 appearing in the Annual Report on Form 10-K of Magnum Hunter Resources, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP


Dallas, Texas
May 21, 1999